As filed with the Securities and Exchange Commission on March 30, 2026
Registration No. 333-290950

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Solana Company
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	36-47877690 (I.R.S. Employer Identification Number)
642 Newtown Yardley Road, Suite 100
Newtown, Pennsylvania 18940
(215) 944-6100
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
Jeffrey Mathiesen
Chief Financial Officer
Solana Company
642 Newtown Yardley Road, Suite 100
Newtown, Pennsylvania 18940
(215) 944-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jason Kent
Peter M. Byrne
Cooley LLP
55 Hudson Yards
New York, NY 10001-2157
Telephone: (212) 470-6000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-290950) (the “Registration Statement”) of Solana Company (the “Registrant”) is being filed because the Registrant expects that it will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Registrant previously registered an aggregate of 155,646,217 shares of Class A common stock pursuant to the Registration Statement for resale by the selling stockholders identified herein (including 369,720 shares of Class A common stock registered in the Post-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on November 17, 2025 (the “November POSASR”), which became effective immediately upon filing). Certain information regarding the securities being offered pursuant to the accompanying prospectus contained herein was dated as of November 13, 2025 and November 14, 2025, which were the measurement dates used in the November POSAR.
No additional securities are being registered under this Post-Effective Amendment No. 2 to the Registration Statement. All applicable registration fees were paid at the time of the initial filing of the Registration Statement and the November POSAR. The selling stockholders identified herein may continue to offer and sell the securities registered hereunder in accordance with Rule 415(a)(5) under the Securities Act.

PROSPECTUS
38,049,663 Shares of Class A Common Stock
36,261,239 Shares of Class A Common Stock Underlying Pre-Funded Warrants
81,335,315 Shares of Class A Common Stock Underlying Warrants
This prospectus relates to the offer and resale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to (i) 38,049,663 shares of Class A common stock (the “PIPE Shares”) of the Company, par value $0.001 per share (“Common Stock”) issued to the investors of the PIPE Offerings (as defined below), (ii) 36,261,239 shares of Common Stock (the “Pre-Funded Warrant Shares”) underlying pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock with an exercise price per share equal to $0.001 issued to the investors of the PIPE Offerings, (iii) 73,941,196 shares of Common Stock (the “Stapled Warrant Shares”) underlying stapled warrants (the “Stapled Warrants”) to purchase shares of Common Stock with an exercise price of $10.134 per underlying share of Common Stock and (iv) 7,394,119 shares of Common Stock (the “Advisor Shares”) underlying warrants (the “Advisor Warrants”) to purchase shares of Common Stock with an exercise price equal to $0.001 per share of Common Stock issued to advisors of the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.
The PIPE Shares, Pre-Funded Warrants and Stapled Warrants were issued on September 18, 2025, pursuant to certain Subscription Agreements (collectively, the “Subscription Agreements”) dated September 15, 2025 in private placement offerings (the “PIPE Offerings”). The Advisor Warrants were issued on September 18, 2025 pursuant to Strategic Advisory Agreements between the Company and to certain entities providing services for the Company pursuant to Section 4(a)(2) of the Securities Act.
We refer to the PIPE Shares, Pre-Funded Warrant Shares, Stapled Warrant Shares, and the Advisor Shares, collectively as the “Securities” in this prospectus.
The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.
We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders.
The Selling Stockholders listed under the heading “Selling Stockholders” may offer and sell up to 155,646,217 shares of our Common Stock pursuant to this prospectus. In addition, from time to time, selling stockholders to be named in a prospectus supplement may offer shares of our Common Stock. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying shares of our Common Stock.
Our Common Stock is listed on Nasdaq under the symbol “HSDT.” On March 27, 2026, the last reported sale price of our Common Stock on Nasdaq was $1.92 per share.
The Selling Stockholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.
This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.
Investing in our Common Stock involves significant risks. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus and any applicable prospectus supplement and in any related free writing prospectus we have authorized for use in connection with a specific offering, and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF OUR COMMON STOCK OR DETERMINED IF THIS PROSPECTUS IS ACCURATE, TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is March 30, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. Under this shelf registration process, the Selling Stockholders may offer shares of our Common Stock in one or more offerings. Before investing in our Common Stock offered by this prospectus, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information; Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.
The Selling Stockholders listed under the heading “Selling Stockholders” in this prospectus may offer and sell up to 155,646,217 shares of our Common Stock pursuant to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering by the Selling Stockholders, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
In deciding whether to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them.
This prospectus, and any accompanying supplement to this prospectus, does not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.
You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our Common Stock offered by this prospectus.
Unless the context requires otherwise, in this prospectus, the terms “the Company,” “we,” “us” and “our” refer to Solana Company (f/k/a Helius Medical Technologies, Inc.) and its consolidated subsidiaries (except where it is clear from the context that the term means only the issuer, Solana Company).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contain forward-looking statements that involve risks, uncertainties, including statements regarding the Company’s market, strategy, competition, capital needs, business plans and expectations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “will,” “should,” “could,” “anticipates,” “estimates,” “plans,” “projects,” “potential,” “continuing,” “ongoing,” “expects,” “believes,” “intends,” “targets,” “predicts,” “potential” or “continue”, the negative of these terms, or other comparable terminology. Forward-looking statements are made, without limitation, in relation to expected benefits and implementation of our digital asset treasury strategy; expected staking, yield and broader opportunities across the Solana ecosystem; our expected token treasury growth; the potential tokenization of our Class A common stock; the anticipated terms of custody arrangements; prospects and potential benefits of the Solana Foundation; our future growth and operational progress; our compliance with Nasdaq requirements; the impacts of the current global macroeconomic environment on our sufficiency of cash and availability of funds and operating costs; expected enrollment, developments and future plans regarding regulatory entities; receipt of prescriptions and progress of commercialization of the Portable Neuromodulation Stimulator (“PoNS”) device in the United States; our ability to receive adequate reimbursement coverage under Medicare, Medicaid or under other insurance plans, clinical development plans, product development activities, plans for U.S. Food and Drug Administration (“FDA”), filings and their subsequent approvals, other foreign or domestic regulatory filings; the safety and effectiveness of our product; our market awareness; our ability to compete effectively; the ability and limitation of our manufacturing sources; our distribution network; the adequacy of our intellectual property protection; our future patent approvals; our future expenses and cash flow; our ability to become profitable; our future financing arrangements; and any future stock price. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith, based on information available to the Company as of the date hereof, and reflect the Company’s current judgement regarding its business plans, the Company cannot guarantee future results, events, levels of activity, performance or achievement and its actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The Company does not intend, and undertakes no obligation, to update or revise any of the forward-looking statements as a result of new information, future events or otherwise or to conform these statements to actual results, except as required by applicable law, including the securities laws of the U.S.

PROSPECTUS SUMMARY
This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” section beginning on page 4 of this prospectus and in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.
Overview
We are a listed digital asset treasury (“DAT”) dedicated to acquiring and holding Solana tokens (“SOL”). Solana Company’s DAT objective is to maximize SOL per share through strategic use of capital markets and onchain opportunities, offering public market investors direct exposure to Solana’s secular growth.
Strategic digital asset reserves like SOL lay the groundwork for a future where global payments, credentialing, and personalized learning can be powered by decentralized infrastructure, enhancing how we grow our company. We believe that Solana represents a uniquely scalable, high-performance blockchain platform that aligns with our long-term vision of integrating innovative technologies into our services. By investing in and participating in the Solana ecosystem, we aim to both enhance our digital asset treasury strategy and create strategic optionality for product innovation in our core business.
We are also, to a lesser extent, a neurotechnology company focused on neurological wellness.
Digital Asset Treasury
In September 2025, we adopted a digital asset treasury strategy centered on acquiring SOL and began repositioning a substantial portion of our balance sheet around that strategy. We expect the digital asset treasury strategy to be our principal strategic focus. Our assets are expected to remain concentrated primarily in SOL. Our objective is to increase long-term shareholder value by increasing the amount of SOL underlying each share, generating yield on treasury assets where appropriate, and using public-market financing and treasury tools in a disciplined manner to compound net asset value (“NAV”) over time.
Unlocked and Locked SOL
We hold SOL, which consist of both unrestricted tokens (“Unlocked SOL”), which unless qualified otherwise, Unlocked SOL shall only refer to unrestricted SOL tokens that are readily transferrable onchain on the Solana network or staked SOL subject to the normal unbonding period, and restricted tokens subject to contractual lock-up (“Locked SOL”). Locked SOL tokens held in custodial controlled omnibus or segregated custodial accounts are subject to contractual and onchain restrictions (“Smart Contracts”) that limit our ability to withdraw, transfer, or otherwise direct the use of the tokens until specified unlock conditions are met. The Locked SOL are subject to relatively even monthly unlocks through January 2028. We continue to benefit from staking rewards earned on Locked SOL.
Recent Developments
Solana-centric Digital Asset Treasury Strategy and Private Placements
On September 15, 2025, we entered into securities purchase agreements (the “Cash Securities Purchase Agreements”) with certain accredited investors (the “Cash Purchasers”) pursuant to which we agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate offering of (i) either shares (the “Cash Shares”) of Common Stock at an offering price of $6.881 per Cash Share (the “Per Share Cash Purchase Price”); and/or pre-funded warrants (the “Cash Pre-Funded Warrants”) to purchase shares of the Common Stock (the “Cash Pre-Funded Warrant Shares”) at an offering price of the Per Share Cash Purchase Price less $0.001 per Cash Pre-Funded Warrant, and (ii) stapled warrants (the “Cash Stapled Warrants” and, together with the Cash Shares and the Cash Pre-Funded Warrants, the

“Cash Securities”) to purchase shares of the Common Stock (the “Cash Stapled Warrant Shares”) at an exercise price of $10.134 per Cash Stapled Warrant. In the Cash Offering, the Cash Purchasers tendered any of U.S. dollars, USDC or USDT (or a combination thereof) to the Company as consideration for the Cash Shares, Cash Stapled Warrants and Cash Pre-Funded Warrants.
On September 15, 2025, we also entered into securities purchase agreements (the “Cryptocurrency Securities Purchase Agreements,” and together with the Cash Securities Purchase Agreements, the “Securities Purchase Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement (the “Cryptocurrency Offering,” and together with the Cash Offering, the “PIPE Offerings”) (i) pre-funded warrants (“Cryptocurrency Pre-Funded Warrants” and, together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase shares of Common Stock (“Cryptocurrency Pre-Funded Warrant Shares” and, together with the Cash Pre-Funded Warrant Shares, the “Pre-Funded Warrant Shares”) at an offering price of $6.881 less $0.001 and (ii) stapled warrants (the “Cryptocurrency Stapled Warrants,” and together with the Cash Stapled Warrants, the “Stapled Warrants”) to purchase shares of Common Stock (the “Cryptocurrency Stapled Warrant Shares,” and together with the Cash Stapled Warrant Shares, the “Stapled Warrant Shares”) at an exercise price of $10.134 per Cryptocurrency Stapled Warrant. In the Cryptocurrency Offering, the Cryptocurrency Purchasers tendered either Unlocked SOL tokens or Locked SOL tokens to the Company as consideration for the Cryptocurrency Pre-Funded Warrants and the Cryptocurrency Stapled Warrants.
The exercise of the Cryptocurrency Pre-Funded Warrants and Cryptocurrency Stapled Warrants into Cryptocurrency Pre-Funded Warrant Shares and Cryptocurrency Stapled Warrant Shares, respectively, is subject to stockholder approval (“Stockholder Approval”) and such warrants will not be exercisable for Common Stock until such Stockholder The Company held a special meeting of stockholders to obtain Stockholder Approval on October 30, 2025.
We received aggregate gross proceeds of approximately $500 million from the PIPE Offerings, before deducting placement agent fees and other offering expenses. The PIPE Offerings closed on September 18, 2025. We intend to use the net proceeds from the PIPE Offerings to fund the acquisition of SOL, the native cryptocurrency of the Solana Foundation blockchain, through open market purchases only and the establishment of the Company’s Solana treasury operations, as well as for working capital, general corporate purposes and to pay all transaction fees and expenses related thereto. In connection with the announcement of the PIPE Offerings, we announced the launch of our digital asset treasury strategy, pursuant to which we plan to pursue a number of strategic initiatives to acquire Solana and other digital assets.
ATM Program
On September 15, 2025, the Company entered into a Sales Agreement (the “Sales Agreement”) with Clear Street LLC and Maxim Group LLC (each, an “Agent,” and, together, the “Agents”), as co-sales agents, pursuant to which the Company may offer and sell shares of Common Stock from time to time having an aggregate sales price of up to $92.8 million (the “ATM Program”).
Upon delivery of a placement notice, and subject to the terms and conditions of the Sales Agreement, the Agents may sell the Shares by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or any other method permitted by law, which may include negotiated transactions or block trades. The Company may sell the shares of Common Stock through the Agents in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but neither it nor the Agents have an obligation to sell any of the shares of Common Stock in the ATM Program. No assurance can be given that the Company will sell any shares of Common Stock under the Sales Agreement, or, if it does, as to the price or the amount of shares of Common Stock that it sells or the dates when such sales will take place. The Company or the Agents may suspend or terminate the ATM Program upon notice to the other parties and subject to other conditions. The Agents will use commercially reasonable efforts basis to effect the sales consistent with normal trading and sales practices.
The Company has agreed to pay the Agents’ commissions for their respective services in acting as agents in the sale of the shares of Common Stock in the amount of up to 3.00% of the aggregate gross proceeds it receives from each sale of its shares of Common Stock pursuant to the Sales Agreement. The Company has also agreed to provide the Agents with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses incurred by the Agent in connection with execution of the Sales Agreement in an amount up to $75,000, in addition to certain ongoing legal expenses.
Corporate Information
We were originally incorporated in British Columbia, Canada on March 13, 2014 under the British Columbia Business Corporations Act, or the BCBCA, as “0996445 B.C. Ltd.” On May 23, 2014, we changed our name to “Helius Medical Technologies, Inc.” and filed articles of continuation with the Wyoming Secretary of State office to reincorporate from being a corporation governed by the BCBCA to a corporation governed by the Wyoming Business Corporation Act. On July 20, 2018, we reincorporated from the state of Wyoming to the state of Delaware. On September 29, 2025, we changed our name to “Solana Company.” Our principal executive offices are located at 642 Newtown Yardley Road, Suite 100, Newtown, PA 18940 and our telephone number is 215 944 6100. We maintain a corporate website at www.solanacompany.co. We are not including the information on our website as a part of, nor incorporating it by reference into this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as supplemented or updated in our most recent quarterly report on Form 10-Q, any current report on Form 8-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our securities. See “Where You Can Find More Information; Incorporation of Certain Information by Reference.”
Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), subsequent Quarterly Reports on Form 10-Qs (the “Form 10-Qs”) and the Prospectus Supplement filed with the SEC on September 15, 2025 with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K, the Form 10-Qs and the Prospectus Supplement filed with the SEC on September 15, 2025.
Risks Related to This Offering and Our Common Stock
The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.
The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.
As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future, through our ATM Program or other means, offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell through our ATM Program or other means, additional shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by the Selling Stockholders, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience future dilution.
In addition, the sale of shares our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

Sales of our common stock in our ATM Program, or the perception that such sales may occur, could cause the market price of our common stock to fall.
On September 15, 2025, we entered into a Sales Agreement with Clear Street LLC and Maxim Group LLC pursuant to which we may offer and sell the ATM Shares from time to time. Continued sales of our Common Stock, if any, under the ATM Program will depend upon market conditions and other factors to be determined by us and may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. Future sales of our Common Stock are not guaranteed, and there are no firm commitments to receive funding under the ATM Program. The issuance from time to time of these new shares of Common Stock, or the perception that such sales may occur, could have the effect of depressing the market price of our Common Stock.
The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.
Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.
Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.
The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.
If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.
The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.
Resales of our Common Stock in the public market by our stockholders (including the Selling Stockholders) may cause the market price of our shares of Common Stock to fall.
Sales of a substantial number of shares of Common Stock could occur at any time, including sales by the Selling Stockholders under this prospectus. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our shares of Common Stock.

USE OF PROCEEDS
All of the shares of Common Stock being offered hereby are being sold by Selling Stockholders. The Selling Stockholders listed under the heading “Selling Stockholders” in this prospectus or any applicable prospectus supplement will receive all of the net proceeds from the sales of shares of Common Stock. We will not receive any proceeds from the sale of Common Stock by the selling stockholders.
We, and not the Selling Stockholders, will pay the costs, expenses and fees in connection with the registration of the shares of Common Stock covered by this prospectus and any accompanying prospectus supplement, but the Selling Stockholders will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of such shares of Common Stock.

SELLING STOCKHOLDERS
The shares of Common Stock being offered by the Selling Stockholders consist of the (i) the PIPE Shares, (ii) the Pre-Funded Warrant Shares, (iii) the Stapled Warrant Shares and (iv) the Advisor Shares.
For additional information regarding the issuance of the PIPE Shares, the Pre-Funded Warrants, and the Stapled Warrants in connection with the PIPE Offerings, see the section “Prospectus Summary — Recent Developments” above. We are registering the resale of such Securities in order to permit such Selling Stockholders to offer the Securities for resale from time to time. The Advisor Shares were issued pursuant to Section 4(a)(2) of the Securities Act on September 18, 2025.
We may register additional shares for resale for the account of additional Selling Stockholders in the future through an accompanying prospectus supplement.
We are registering the resale of the shares of Common Stock held by the Selling Stockholders to permit the Selling Stockholders to resell or otherwise dispose of such shares in the manner contemplated under “Plan of Distribution” in this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling stockholders” includes the selling securityholder listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, successors-in-interest and others who later come to hold any of the Selling Stockholder’s interest in such shares other than through a public sale.
The Selling Stockholders may sell some, all or none of the shares of Common Stock held by them. We do not know how long the Selling Stockholders will hold such shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of their shares of Common Stock. The shares of Common Stock covered hereby may be offered from time to time by the Selling Stockholders.
The following table sets forth the number of shares of our outstanding Common Stock beneficially owned by the Selling Stockholders as of November 14, 2025, the number of shares of Common Stock that may be offered under this prospectus, and the number of shares and percentage of our outstanding Common Stock beneficially owned by the Selling Stockholders assuming all of the shares of Common Stock covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of Common Stock. Generally, a person “beneficially owns” shares of Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Number of Shares of Common Stock Registered for Sale Hereby” represents all of the shares of Common Stock that the Selling Stockholders may offer and sell from time to time under this prospectus.
All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholders as of the date of the November POSASR. The Selling Stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares or other securities since the date on which the information in the table below is presented. Information about the Selling Stockholders may change over time. The percentage of shares owned after the offering is based on 41,446,727 shares of our Common Stock outstanding as of November 13, 2025 (figure assumes all of the Warrants were exercised).
Name of Selling Stockholder	Shares Beneficially Owned Before the Offering		Maximum Number of Shares of Common Stock Registered for Sale Hereby	Shares Beneficially Owned After the Offering
	Number(1)%			Number(2)%
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(3)	290,656	*	290,656	—	*
American Steadfast, L.P.(4)	421,914	*	421,914	—	*
Amity Reserve Long SP(5)	290,656	*	290,656	—	*
Anagram Ltd(6)	581,310	*	581,310	—	*

Name of Selling Stockholder	Shares Beneficially Owned Before the Offering		Maximum Number of Shares of Common Stock Registered for Sale Hereby	Shares Beneficially Owned After the Offering
	Number(1)%			Number(2)%
Arche Capital Public Opportunity Fund LP – Series 2(7)	290,654	*	290,654	—	*
Aristeia Master, L.P.(8)	1,564,628	*	1,564,628	—	*
Arrington XRP Capital Fund, LP(9)	1,453,276	*	1,453,276	—	*
ASIG International Limited(10)	98,528	*	98,528	—	*
Aspen Terra Limited(11)	2,296,176	1.48%	2,296,176	—	*
ATW Master Fund V LP(12)	871,966	*	871,966	—	*
Avenir Tech Limited(13)	581,310	*	581,310	—	*
Bartosz Lipinski	290,654	*	290,654	—	*
Belay On Group, LLC(14)	72,666	*	72,666	—	*
BH Digital Liquid Directional Master Fund I, LP(15)	1,418,398	*	1,418,398	—	*
BH DK Master Fund, L.P.(16)	325,534	*	325,534	—	*
Bitwise Asset Management, Inc.(17)	72,662	*	72,662	—	*
Block Space Force One Limited(18)	145,326	*	145,326	—	*
BlockVerse Limited(19)	581,310	*	581,310	—	*
Blue Peak Limited(20)	516,758	*	516,758	—	*
Borderless Multi-Strategy Fund V LP(21)	363,318	*	363,318	—	*
Brisk Thrive International Limited (Animoca)(22)	145,326	*	145,326	—	*
BT Gifting Trust(23)	11,001,818	7.07%	11,001,818	—	*
Butterfly Research, Inc.(24)	435,982	*	435,982	—	*
Citadel CEMF Investments Ltd.(25)	1,450,000	*	1,450,000	—	*
Clear Street LLC(26)	369,706	*	369,706	—	*
CoinFund Liquid Opportunities LP(27)	1,180,064	*	1,180,064	—	*
DCG International Investments Ltd.(28)	1,162,620	*	1,162,620	—	*
Eleven Eleven Algo Cl, Ltd.(29)	290,654	*	290,654	—	*
Eric Taylor Family Trust(30)	10,986,580	7.06%	10,986,580	—	*
Fifth Lane Partners Fund, LP(31)	290,654	*	290,654	—	*
Finality Liquid Opportunities Master Fund Ltd.(32)	290,654	*	290,654	—	*
Fusion Summer Limited(33)	13,660,804	8.78%	13,660,804	—	*
Ghisallo Master Fund LP(34)	1,453,276	*	1,453,276	—	*
HashKey FinTech Investment Fund III (Cayman Master) LP(35)	871,966	*	871,966	—	*
Hel Ved Global Opportunities Fund(36)	368,938	*	368,938	—	*
Hel Ved Master Fund(37)	503,028	*	503,028	—	*
Jacqueline Barth	290,654	*	290,654	—	*
James Pulaski	871,966	*	871,966	—	*
Jens Maria P Willemen	290,654	*	290,654	—	*
Jordan Prince	290,654	*	290,654	—	*
L1 Capital Global Opportunities Master Fund(38)	145,326	*	145,326	—	*
Laser Digital Ventures (Fund One) LP(39)	1,453,276	*	1,453,276	—	*
Lihua Qiao	290,654	*	290,654	—	*

Name of Selling Stockholder	Shares Beneficially Owned Before the Offering		Maximum Number of Shares of Common Stock Registered for Sale Hereby	Shares Beneficially Owned After the Offering
	Number(1)%			Number(2)%
Limaja GmbH(40)	1,453,276	*	1,453,276	—	*
Mierca LLC(41)	290,654	*	290,654	—	*
Nom Capital LTD.(42)	290,654	*	290,654	—	*
North Rock Digital, LP(43)	290,654	*	290,654	—	*
OGTM Holdings, LLC(44)	581,310	*	580,310	—	*
Origin Capital Partners Limited(45)	290,654	*	290,654	—	*
Pantera Blockchain Fund LP(46)	33,425,372	21.48%	33,425,372	—	*
Pantera DAT Opportunities Master Fund SP(47)	1,162,622	*	1,162,622	—	*
Pantera Liquid Token Fund LP(48)	290,656	*	290,656	—	*
Paper Group Inc(49)	72,662	*	72,662	—	*
Polar Multi-Strategy Master Fund(50)	4,359,832	2.80%	4,359,832	—	*
Raahul Acharya	290,654	*	290,654	—	*
Republic Digital Opportunistic Digital Assets Master Fund Ltd.(51)	871,966	*	871,966	—	*
Ross Yuan	290,654	*	290,654	—	*
S.H.N Financial Investments Ltd.(52)	87,196	*	87,196	—	*
Scott Lawin	29,064	*	29,064	—	*
Series F Liquid Opportunities LP(53)	136,606	*	136,606	—	*
Series G Liquid Opportunities LP(54)	136,606	*	136,606	—	*
SinoHope Digital Transformation 1 Limited(55)	2,906,490	1.87%	2,906,490	—	*
Solana Rocket Holdings Limited(56)	29,646,852	19.05%	29,646,852	—	*
Solios, Inc.(57)	2,906,554	1.87%	2,906,554	—	*
Steadfast International Master Fund Ltd.(58)	740,706	*	740,706	—	*
Stichting Theta Custody(59)	145,326	*	145,326	—	*
Chee Choon Wee	1,478,824	*	1,478,824	—	*
Summer Wisdom Holdings Limited(60)	5,915,295	3.80%	5,915,295	—	*
Tanzin Capital LLC(61)	145,326	*	145,326	—	*
Twinstake Ltd.(62)	290,654	*	290,654	—	*
U-Tiger SPC – U-Tiger Global Strategic international Placement Fund S.P.(63)	1,409,678	*	1,409,678	—	*
VR Global Partners, L.P.(64)	1,162,620	*	1,162,620	—	*
When I’m 65 Pty Ltd ATF Super IT(65)	145,326	*	145,326	—	*
Wyandanch Partners, L.P.(66)	871,966	*	871,966	—	*
YA II PN, Ltd.(67)	2,906,554	1.87%	2,906,554	—	*

*
Percentage not listed if less than 1%.

(1)
Applicable percentage ownership is based on 41,446,727 shares of our Common Stock outstanding as of November 13, 2025 (figure assumes all of the Warrants were exercised).

(2)
Represents the amount of shares that will be held by each Selling Stockholder after completion of this offering based on the assumptions that (a) all Common Stock underlying the Pre-Funded Warrants and Warrants registered for sale by the registration statement of which this prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by such Selling Stockholder prior to completion of this offering. However, the Selling Stockholders may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. We are also assuming, the exercise in full of all of the Pre-Funded Warrants without regard to any beneficial ownership limitations on exercise as described above and as set forth therein.
(3)
Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B is c/o Ayrton Capital — 55 Post Road West, Westport CT, 06680.

(4)
Robert Pitts, Jr. and Miraj Patel have voting and investment control of the shares held by American Steadfast, L.P. and may be deemed the beneficial owners of such shares. The address of American Steadfast, L.P. is 450 Park Avenue, 20th Floor, New York, NY 10022.

(5)
Charles Reim has voting and investment control of the shares held by Amity Reserve Long SP and may be deemed the beneficial owner of such shares. The address of Amity Reserve Long SP is 220 Halleck St, Suite 120, San Francisco, CA 94129.

(6)
Joseph Deangelis Eagan and Lily Yuan-Li Liu have voting and investment control of the shares held by Anagram Ltd and may be deemed the beneficial owners of such shares. The address of Anagram Ltd is 10 Market Street, Unit #2462, Camana Bay, Cayman Islands KY19006.

(7)
Vanessa Grellet and William Wolf have voting and investment control of the shares held by Arche Capital Public Opportunity Fund LP — Series 2 and may be deemed the beneficial owners of such shares. The address of Arche Capital Public Opportunity Fund LP — Series 2 is 2021 Guadalupe St., Suite 260, Austin, TX 78705

(8)
Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. (collectively, “Aristeia”) has voting and investment control of the shares held by Aristeia Master, L.P. and may be deemed the beneficial owner of such shares in their capacity as the investment manager and/or general partner, as the case may be. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in Aristeia Master, L.P. The address of Aristeia Master, L.P. is Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(9)
J. Michael Arrington has voting and investment control of the shares held by Arrington XRP Capital Fund, LP and may be deemed the beneficial owner of such shares. The address of Arrington XRP Capital Fund, LP is 382 NE 191st St, Suite 52895, Miami, FL 33179-3899.

(10)
Aristeia has voting and investment control of the shares held by ASIG International Limited and may be deemed the beneficial owner of such shares in their capacity as the investment manager and/or general partner, as the case may be. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in ASIG International Limited. The address of ASIG International Limited is Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(11)
Cheng Yan Ting has voting and investment control of the shares held by Aspen Terra Limited and may be deemed the beneficial owner of such shares. The address of Aspen Terra Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(12)
Antonio Ruiz-Gimenez and Kerry Propper have voting and investment control of the shares held by ATW Master Fund V LP and may be deemed the beneficial owners of such shares. The address of ATW Master Fund V LP is 1 Penn Plaza, #4810, NY, NY 10119.

(13)
Li Lin has voting and investment control of the shares held by Avenir Tech Limited and may be deemed the beneficial owner of such shares. The address of Avenir Tech Limited is 10/F., CCB Tower, 3 Connaught Road Central, Central, Hong Kong.

(14)
Joshua Fraser has voting and investment control of the shares held by Belay On Group, LLC and may be deemed the beneficial owner of such shares. The address of Belay On Group, LLC is 1309 Coffeen Avenue STE 1200, Sheridan Wyoming 82801.

(15)
Brevan Howard General Partner Limited is the general partner of BH Digital Liquid Directional Master Fund I, LP. The directors of Brevan Howard General Partner Limited are: Carol Reynolds, Karla Bodden, Philippe Lespinard, Phil Schmitt, James Vernon and Risto Silander (collectively, the “Controlling Persons”). As directors, the Controlling Persons may be deemed to have shared voting and dispositive power over the shares held by BH Digital Liquid Directional Master Fund I, LP. Each such person disclaims beneficial ownership of the shares held by the Selling Stockholder. The address of the Selling Stockholder is c/o Walkers Corporate Limited 190 Elgin Avenue, George Town, Grand Cayman, CI KY 1-9008.

(16)
Brevan Howard General Partner Limited is the general partner of BH DK Master Fund, L.P. The directors of Brevan Howard General Partner Limited are: Carol Reynolds, Karla Bodden, Philippe Lespinard, Phil Schmitt, James Vernon and Risto Silander (collectively, the “Controlling Persons”). As directors, the Controlling Persons may be deemed to have shared voting and dispositive power over the shares held by BH DK Master Fund, L.P. Each such person disclaims beneficial ownership of the shares held by the Selling Stockholder. The address of the Selling Stockholder is c/o Walkers Corporate Limited 190 Elgin Avenue, George Town, Grand Cayman, CI KY 1-9008.

(17)
Paul Fusaro has voting and investment control of the shares held by Bitwise Asset Management, Inc. and may be deemed the beneficial owner of such shares. The address of Bitwise Asset Management, Inc. is 19 West 44th Street, 7th Floor NY, NY 10036.

(18)
Zijian Yang has voting and investment control of the shares held by Block Space Force One Limited and may be deemed the beneficial owner of such shares. The address of Block Space Force One Limited is 60 PAYA LEBAR ROAD #07-54 SINGAPORE 409051.

(19)
Li Wei has voting and investment control of the shares held by BlockVerse Limited and may be deemed the beneficial owner of such shares. The address of BlockVerse Limited is 10/F., CCB Tower, 3 Connaught Road Central, Central, Hong Kong.

(20)
Aristeia has voting and investment control of the shares held by Blue Peak Limited and may be deemed the beneficial owner of such shares in their capacity as the investment manager and/or general partner, as the case may be. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in Blue Peak Limited. The address of Blue Peak Limited is Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(21)
David Garcia has voting and investment control of the shares held by Borderless Multi-Strategy Fund V LP and may be deemed the beneficial owner of such shares. The address of Borderless Multi-Strategy Fund V LP is 4290 South Highway 27 Suite 201 Space 3 Clermont, FL 34711.

(22)
Yat Siu has voting and investment control of the shares held by Brisk Thrive International Limited and may be deemed the beneficial owner of such shares. The address of Brisk Thrive International Limited is 28/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong.

(23)
Eric Taylor has voting and investment control of the shares held by BT Gifting Trust and may be deemed the beneficial owner of such shares. The address of BT Gifting Trust is 1575 North Park Drive, Weston, FL 33336.

(24)
Benjamin Coverston has voting and investment control of the shares held by Butterfly Research, Inc. and may be deemed the beneficial owner of such shares. The address of Butterfly Research, Inc. is Butterfly Research, Inc., 17 State Street, Suite 4000, New York NY 10004, United States.

(25)
Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares. Mr. Griffin and any of the Citadel related entities listed above disclaim beneficial ownership of the shares other than the shares actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprises Americas LLC, 830 Brickell Plaza, Floor 15, Miami, FL 33131, Attn: Kirsten Hedde.
(26)
Clear Street LLC, a Delaware limited liability company (“CS LLC”), is primarily owned by Clear Street Holdings LLC, a Delaware limited liability company (“CSH LLC”). CSH LLC is wholly owned by Clear Street Group Inc., a Delaware corporation (“CSG Inc.”). A majority of the voting power of CSG Inc. is held by Clear Street Global Corp., a U.S. Virgin Islands corporation (“CSGC USVI”). Accordingly, CSH LLC, CSG Inc. and CSGC USVI may be deemed to beneficially own the shares held by CS LLC. The business address of Clear Street LLC is 150 Greenwich Street, 45th Floor, New York, NY 10007.

(27)
Seth Ginns has voting and investment control of the shares held by CoinFund Liquid Opportunities LP and may be deemed the beneficial owner of such shares. The address of CoinFund Liquid Opportunities LP is 5 Bryant Park Suite 1003, New York, NY 10018.

(28)
DCG International Investments Ltd. is a wholly owned, indirect subsidiary of Digital Currency Group, Inc. (“DCG”). Barry Silbert, as the CEO of DCG, has authority delegated by DCG’s Board of Directors and Investment Committee to vote or dispose of the securities. The address of DCG International Investments Ltd. is 3 Mill Creek Rd. Suite 14, Pembroke, HM 05 Bermuda.

(29)
Arul Murugan has voting and investment control of the shares held by Eleven Eleven Algo Cl, Ltd. and may be deemed the beneficial owner of such shares. The address of Eleven Eleven Algo Cl, Ltd. is Floor 4 Willow House, Cricket Square, Grand Cayman KY 1-9010, Cayman Islands.

(30)
Bryan Taylor has voting and investment control of the shares held by Eric Taylor Family Trust and may be deemed the beneficial owner of such shares. The address of Eric Taylor Family Trust is 1575 North Park Drive, Weston, FL 33336.

(31)
Cavan Copeland has voting and investment control of the shares held by Fifth Lane Partners Fund, LP and may be deemed the beneficial owner of such shares. The address of Fifth Lane Partners Fund, LP is 300 N IH-35, Suite 380, Austin, Texas 78705.

(32)
David Grider has voting and investment control of the shares held by Finality Liquid Opportunities Master Fund Ltd. and may be deemed the beneficial owner of such shares. The address of Finality Liquid Opportunities Master Fund Ltd. is 9903 S. Santa Monica Blvd., #2900, Beverly Hills, CA 90212.

(33)
Choon Wee Chee has voting and investment control of the shares held by Fusion Summer Limited and may be deemed the beneficial owner of such shares. The address of Fusion Summer Limited is c/o Solana Company, 642 Newtown Yardley Rd., #100, Newtown, PA, 18940.

(34)
Michael Germino has voting and investment control of the shares held by Ghisallo Master Fund LP and may be deemed the beneficial owner of such shares. The address of Ghisallo Master Fund LP is c/o Ghisallo Capital Management LLC, 240 Newbury Street, Second Floor, Boston, MA 02116.

(35)
Lu Weiding has voting and investment control of the shares held by HashKey FinTech Investment Fund III (Cayman Master) LP and may be deemed the beneficial owner of such shares. The address of HashKey FinTech Investment Fund III (Cayman Master) LP is 56B Pagoda Street, Singapore 059215.

(36)
Yunmin Chai has voting and investment control of the shares held by Hel Ved Global Opportunities Fund and may be deemed the beneficial owner of such shares. The address of Hel Ved Global Opportunities Fund is c/o Hel Ved Capital Management Limited, Suite 4120, 41/F, Jardine House, Central Street, Hong Kong.

(37)
Yunmin Chai has voting and investment control of the shares held by Hel Ved Master Fund and may be deemed the beneficial owner of such shares. The address of Hel Ved Master Fund is c/o Hel Ved Capital Management Limited, Suite 4120, 41/F, Jardine House, Central Street, Hong Kong.

(38)
David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund Ltd. (“L1 Capital”). To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such shares, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of the L1 Capital is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(39)
Olivier Dang and Ehsan Haque, as the directors of the general partner, have voting and investment control of the shares held by Laser Digital Ventures (Fund One) LP and may be deemed the beneficial owners of such shares. The address of Laser Digital Ventures (Fund One) LP is 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Island.

(40)
Jan Janshen has voting and investment control of the shares held by Limaja GmbH and may be deemed the beneficial owner of such shares. The address of Limaja GmbH is An der Hauptwache 7, 60313 Frankfurt, Germany.

(41)
Charles Reim has voting and investment control of the shares held by Mierca LLC and may be deemed the beneficial owner of such shares. The address of Mierca LLC is Mierca LLC Attn: Jason Wong, 220 Halleck St, Suite 120, San Francisco, CA 94129.

(42)
Mitchell Rudy has voting and investment control of the shares held by Nom Capital LTD. and may be deemed the beneficial owner of such shares. The address of Nom Capital LTD. is 3251 Norford Common NW, Calgary, Alberta, Canada T3B 6A8.

(43)
Philip H. Press has voting and investment control of the shares held by North Rock Digital, LP and may be deemed the beneficial owner of such shares. The address of North Rock Digital, LP is 1095 Calle Wilson PH-2 Puerta del Condado Condominium, San Juan, Puerto Rico 00907.

(44)
Matthew Liu has voting and investment control of the shares held by OGTM Holdings, LLC and may be deemed the beneficial owner of such shares. The address of OGTM Holdings, LLC is 4525 DEAN MARTIN DR, TOWER 1 — UNIT 2600, LAS VEGAS NV89103.

(45)
Matthew Liu has voting and investment control of the shares held by Origin Capital Partners Limited and may be deemed the beneficial owner of such shares. The address of Origin Capital Partners Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(46)
Matthew Gorham has voting and investment control of the shares held by Pantera Blockchain Fund LP and may be deemed the beneficial owner of such shares. The address of Pantera Blockchain Fund LP is 600 Montgomery St. 45th Floor, San Francisco, CA 94111.

(47)
Matthew Gorham has voting and investment control of the shares held by Pantera DAT Opportunities Master Fund SP and may be deemed the beneficial owner of such shares. The address of Pantera DAT Opportunities Master Fund SP is 600 Montgomery St. 45th Floor, San Francisco, CA 94111.

(48)
Matthew Gorham has voting and investment control of the shares held by Pantera Liquid Token Fund LP and may be deemed the beneficial owner of such shares. The address of Pantera Liquid Token Fund LP is 600 Montgomery St. 45th Floor, San Francisco, CA 94111.

(49)
Danish Chaudhry has voting and investment control of the shares held by Paper Group Inc and may be deemed the beneficial owner of such shares. The address of Paper Group Inc is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.

(50)
The shares are held directly by Polar Multi-Strategy Master Fund (the “Polar Fund”). The Polar Fund is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of Polar Multi-Strategy Master Fund is c/o POLAR ASSET MANAGEMENT PARTNERS INC., 16 YORK STREET, SUITE 2900, TORONTO, ONTARIO, M5J 0E6 CANADA.

(51)
Republic Digital Fund Manager LLC (“Republic Digital”) serves as the investment manager to Republic Digital Opportunistic Digital Assets Master Fund, Ltd. Joseph Naggar is the Chief Executive Officer and Chief Investment Officer of Republic Digital and, in such capacity, holds voting and investment power over the shares held by to Republic Digital Opportunistic Digital Assets Master Fund, Ltd. Accordingly, Republic Digital and Mr. Naggar may each be deemed to be the beneficial owner of the shares held by the to Republic Digital Opportunistic Digital Assets Master Fund, Ltd. Each of Republic Digital and Mr. Naggar disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for to Republic Digital Opportunistic Digital Assets Master Fund, Ltd. is 18 W 18th Street, Floor 6, New York NY 10011.

(52)
Nir Shamir and Hadar Shamir have voting and investment control of the shares held by S.H.N Financial Investments Ltd. and may be deemed the beneficial owners of such shares. The address of S.H.N Financial Investments Ltd. is Arik Einstein 3, Herzliya, Israel.

(53)
Seth Ginns has voting and investment control of the shares held by Series F Liquid Opportunities LP and may be deemed the beneficial owner of such shares. The address of Series F Liquid Opportunities LP is 5 Bryant Park Suite 1003, New York, NY 10018.

(54)
Seth Ginns has voting and investment control of the shares held by Series G Liquid Opportunities LP and may be deemed the beneficial owner of such shares. The address of Series G Liquid Opportunities LP is 5 Bryant Park Suite 1003, New York, NY 10018.

(55)
Jingheng LIU has voting and investment control of the shares held by SinoHope Digital Transformation 1 Limited and may be deemed the beneficial owner of such shares. The address of SinoHope Digital Transformation 1 Limited is 702-703, 7/F, 100 Queen’s Road Central, Central, Hong Kong.

(56)
Wai Shing Chung has voting and investment control of the shares held by Solana Rocket Holdings Limited and may be deemed the beneficial owner of such shares. The address of Solana Rocket Holdings Limited is 3rd Floor, J & C Building, Road Town, Tortola, British Virgin Islands, VG1110.

(57)
Robert Rutherford has voting and investment control of the shares held by Solios, Inc. and may be deemed the beneficial owner of such shares. The address of Solios, Inc. is 1850 Gateway Drive, 6th floor, San Mateo, California 94404.

(58)
Robert Pitts, Jr. and Miraj Patel have voting and investment control of the shares held by Steadfast International Master Fund Ltd. and may be deemed the beneficial owners of such shares. The address of Steadfast International Master Fund Ltd. is 450 Park Avenue, 20th Floor, New York, NY 10022.

(59)
RJM Smets has voting and investment control of the shares held by Stichting Theta Custody and may be deemed the beneficial owner of such shares. The address of Stichting Theta Custody is Concertgebouwplein 19, 1017 LM Amsterdam the Netherlands.

(60)
Choon Wee Chee has voting and investment control of the shares held by Summer Wisdom Holdings Limited and may be deemed the beneficial owner of such shares. The address of Summer Wisdom Holdings Limited is c/o Solana Company, 642 Newtown Yardley Rd., #100, Newtown, PA, 18940.

(61)
Rostislav Zino Lukatesevich has voting and investment control of the shares held by Tanzin Capital LLC and may be deemed the beneficial owner of such shares. The address of Tanzin Capital LLC is 100 RIVERSIDE BLVD; 30th Floor NEW YORK, NY 10069.

(62)
Edward Noyons, Joseph Kohler and Glenn Kennedy have voting and investment control of the shares held by Twinstake Ltd. and may be deemed the beneficial owners of such shares. The address of Twinstake Ltd. is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Canyon, KY1-9008, Cayman Islands.

(63)
Zhao Wei has voting and investment control of the shares held by U-Tiger SPC — U-Tiger Global Strategic International Placement Fund S.P. and may be deemed the beneficial owner of such shares. The address of U-Tiger SPC — U-Tiger Global Strategic International Placement Fund S.P. is 9th Floor, AOC Tower, Taiyanggong Middle Road, Chaoyang District, Beijing, China.

(64)
Richard Andrew Deitz has voting and investment control of the shares held by VR Global Partners, L.P. and may be deemed the beneficial owner of such shares. The address of VR Global Partners, L.P. is The Kensington Building 1 Wrights Lane, 4th Floor London W8 5RY.

(65)
Bernard John Orenstein has voting and investment control of the shares held by When I’m 65 Pty Ltd ATF Super IT and may be deemed the beneficial owner of such shares. The address of When I’m 65 Pty Ltd ATF Super IT is PO Box 1391 Lane Cove NSW 1595, Australia.

(66)
Keith Gollust has voting and investment control of the shares held by Wyandanch Partners, L.P. and may be deemed the beneficial owner of such shares. The address of Wyandanch Partners, L.P. is 645 Madison Ave, New York, NY 10022.

(67)
Mark Angelo has voting and investment control of the shares held by YA II PN, Ltd. and may be deemed the beneficial owner of such shares. The address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

Relationships with the Selling Stockholders
The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except (i) for the ownership of the shares, (ii) as described in the section of this prospectus titled “Prospectus Summary — Recent Developments,” and (iii) as described in this section and in the table and footnotes above.

PLAN OF DISTRIBUTION
The shares of Common Stock owned by the Selling Stockholders covered by this prospectus and any applicable prospectus supplement may be offered, sold, transferred or otherwise disposed of from time to time by such Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges, markets, trading facilities or in the over-the-counter market or otherwise, at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may sell or otherwise dispose of their securities by one or more of, or a combination of, the following methods:
•
through one or more underwriters in a public offering, pursuant to which underwriters may resell the shares in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale;

•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
transactions in which the broker-dealer solicits purchasers on a best efforts basis;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

•
through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

•
short sales or through the settlement of short sales (including short sales “against the box”), subject to compliance with the Securities Act and other applicable securities laws;

•
distribution to employees, members, limited partners or stockholders of a Selling Stockholder;

•
through the writing or settlement of standardized or over-the-counter options, swaps or other hedging or derivative transactions, whether through an options exchange or otherwise;

•
in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•
by pledge of securities for any loan or obligation (including obligations associated with derivative transactions), including pledges to brokers or dealers who may from time to time effect distributions of securities, and in the case of any collateral call or default on such loan or obligation, pledges or sales of securities by such pledgee or secured parties;

•
delayed delivery arrangements providing for payment and delivery on a specified date in the future;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
through dividends or other distributions made by a Selling Stockholder to its partners, members or stockholders;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 rather than pursuant to this prospectus or any accompanying prospectus supplement. Further, the Selling Stockholders may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus or any accompanying prospectus supplement to third parties in privately negotiated or registered transactions. These transactions may involve the sale of shares of Common Stock by the Selling Stockholders by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, swaps, rights, warrants or other securities that are offered with, convertible into or exchangeable for shares of Common Stock.
The Selling Stockholders may elect to make an in-kind distribution of the shares of Common Stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the shares of Common Stock acquired in the distribution.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with a selling the stockholder. The Selling Stockholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus and any applicable prospectus supplement, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.
In order to comply with the securities laws of certain states, if applicable, the Securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Stockholders and any other persons participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the Selling Stockholders and any other relevant persons of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
In addition, we will make copies of this prospectus and any applicable prospectus supplement available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities

Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Common Stock offered by this prospectus.

LEGAL MATTERS
Certain legal matters were passed upon for us by Reed Smith LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of December 31, 2024, and for the year then ended, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of Baker Tilly US, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
TRANSFER AGENTS
Our transfer agent and the registrar is Equiniti Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219; Telephone: 800-937-5449.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.solanacompany.co. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any applicable prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.
We incorporate by reference in this prospectus (i) the documents listed below, and (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 25, 2025;

•
Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025, and September 30, 2025 filed with the SEC on May 1, 2025, August 14, 2025, and November 18, 2025, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on January 15, 2025, January 24, 2025, February 7, 2025, April 4, 2025, April 22, 2025, April 25, 2025, April 30, 2025, May 23, 2025, June 4, 2025, June 20, 2025, June 23, 2025, June 27, 2025, July 7, 2025, July 9, 2025, July 21, 2025, September 15, 2025, September 15, 2025, September 18, 2025, September 25, 2025 (except Item 7.01), September 29, 2025, October 16, 2025, October 31, 2025, November 5, 2025 (except Item 7.01), and February 20, 2026; and

•
The description of our Class A common stock in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 10, 2021, and including any further amendment or report filed or to be filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus supplement. You may make a request for copies of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or by telephone. Requests should be directed to: Solana Company, Attn: Chief Financial Officer, 642 Newtown Yardley Road, Suite 100, Newtown, PA 18940, or via e-mail at ir@solanacompany.co. Our phone number is (215) 944-6104. You also may access these filings on our website at https://www.solanacompany.co/. We do not incorporate the information on our website into this prospectus, or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

38,049,663 Shares of Class A Common Stock
36,261,239 Shares of Class A Common Stock Underlying Pre-Funded
Warrants
81,335,315 Shares of Class A Common Stock Underlying Warrants
Prospectus
March 30, 2026

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the Securities and Exchange Commission (“SEC”) registration fee are estimated:
SEC registration fee	$(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous fees and expenses	(1)
Total	$(1)

(1)
Previously paid.

Item 15.
Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
As permitted by the Delaware General Corporation Law, our amended and restated bylaws provide that: (1) we are required to indemnify our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (2) we may, in our discretion, indemnify our other officers, employees and agents as set forth in the Delaware General Corporation Law; (3) we are required, upon satisfaction of certain conditions, to advance all expenses incurred by our directors and executive officers in connection with certain legal proceedings; (4) the rights conferred in the bylaws are not exclusive; (5) we are authorized to enter into indemnification agreements with our directors, officers, employees and agents; and (6) we may secure insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

Indemnification Agreements
We have entered into indemnification agreements with our directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and the Registrant’s certificate of incorporation, as amended. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.
Insurance Policy
We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.
The foregoing summaries are not intended to be exhaustive and are qualified in their entirety by reference to the complete text of the statute, the Registrant’s certificate of incorporation, as amended and the agreements referred to above and are qualified in their entirety by reference thereto.
Item 16.
Exhibits.

Exhibit Number	Description
3.1	Certificate of Conversion filed with the Delaware Secretary of State on July 18, 2018 (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed August 9, 2018)
3.2	Certificate of Incorporation, as corrected (incorporated by reference to Exhibit 3.1 to the Form 8-K filed October 30, 2018)
3.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on December 31, 2020)
3.4	Corrected Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed August 16, 2023)
3.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed April 30, 2025)
3.6	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8 K filed on June 27, 2025)
3.7	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed September 18, 2025)
3.8	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed September 29, 2025)
3.9	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Form 8-K filed September 29, 2025).
4.1	Form of Cash Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Form 8-K filed September 15, 2025)
4.2	Form of Cryptocurrency Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Form 8-K filed September 15, 2025)
4.3	Form of Cash Stapled Warrant (incorporated by reference to Exhibit 4.3 to the Form 8-K filed September 15, 2025)
4.4	Form of Cryptocurrency Stapled Warrant (incorporated by reference to Exhibit 4.4 to the Form 8-K filed September 15, 2025)
4.5	Form of Strategic Advisory Warrant (incorporated by reference to Exhibit 4.5 to the Form 8-K filed September 15, 2025)

Exhibit Number	Description
5.1	Opinion of Reed Smith LLP relating to the base prospectus (incorporated by reference to Exhibit 5.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed November 17, 2025)
10.1	Form of Cash Purchase Agreement, dated as of September 15, 2025, between Helius Medical Technologies, Inc. and each Purchaser (as defined therein) (incorporated by reference to Exhibit 10.1 to the Form 8-K filed September 15, 2025)
10.2	Form of Cryptocurrency Purchase Agreement, dated as of September 15, 2025, between Helius Medical Technologies, Inc. and each Purchaser (as defined therein) (incorporated by reference to Exhibit 10.2 to the Form 8-K filed September 15, 2025)
10.3	Form of PIPE Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to the Form 8-K filed September 15, 2025)
10.4	Strategic Advisor Agreement, dated as of September 15, 2025, between Helius Medical
Technologies, Inc. Pantera Capital and Summer Capital (incorporated by reference to Exhibit 10.4 to the Form 8-K filed September 15, 2025)
10.5	Trading Advisory Agreement, dated as of September 15, 2025, between Helius Medical
Technologies, Inc. and Pantera Capital (incorporated by reference to Exhibit 10.5 to the Form 8-K filed September 15, 2025)
23.1	Consent of Reed Smith LLP (included in Exhibit 5.1)
23.2#	Consent of Baker Tilly US, LLP, independent registered public accounting firm for the year ended December 31, 2024
24.1	Power of Attorney (included on the signature page hereto)
107	Filing Fee Table (incorporated by reference to Exhibit 107 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed November 17, 2025)

#
Filed herewith.

Item 17.
Undertakings.

(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” exhibit to the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)   The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown, Pennsylvania, on March 30, 2026.
Solana Company
By:
/s/ Dane C. Andreeff

Dane C. Andreeff
President, Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dane C. Andreeff and Jeffrey S. Mathiesen, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this post-effective amendment no. 2 to the registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no. 2 to the registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Dane C. Andreeff Dane C. Andreeff	President and Chief Executive Officer (Principal Executive Officer) and Director	March 30, 2026
/s/ Jeffrey S. Mathiesen Jeffrey S. Mathiesen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Treasurer and Secretary	March 30, 2026
/s/ Joseph Chee Joseph Chee	Executive Chairman and Director	March 30, 2026
/s/ Paul Buckman Paul Buckman	Director	March 30, 2026
/s/ Blane Walter Blane Walter	Director	March 30, 2026
/s/ Sherrie Perkins Sherrie Perkins	Director	March 30, 2026

SIGNATURE	TITLE	DATE
/s/ Edward M. Straw Edward M. Straw	Director	March 30, 2026
/s/ Cosmo Jiang Cosmo Jiang	Director	March 30, 2026